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                                                                    Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Benson Eyecare Corporation:

We consent to the incorporation by reference in the registration statement on Form S-4 of Benson Eyecare Corporation of our report dated March 11, 1994, with respect to the financial statements of Opti-Ray, Inc. as of and for the years ended December 31, 1993 and 1992, which report appears in the Form 8-K/A of Benson Eyecare Corporation dated April 14, 1994, and to the reference to our Firm under the heading "Experts" in the prospectus.



                                                   KPMG PEAT MARWICK LLP


Jericho, New York
September 8, 1994